                                                                    EXHIBIT 99.1


                                      State of Delaware
                               Office of the Secretary of State

                               --------------------------------

         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "APACHE CORPORATION", FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF DECEMBER, A.D. 1999, AT 10 O'CLOCK A.M.

         A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.





                                     [SEAL]








                                            /s/ Edward J. Freel
                                            -----------------------------------
                                            Edward J. Freel, Secretary of State

0482215    8100                                          AUTHENTICATION: 0149916
991546498                                                         DATE: 12-17-99

                                           RESTATED
                                 CERTIFICATE OF INCORPORATION
                                              OF
                                      APACHE CORPORATION


        APACHE CORPORATION, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

        1. The name of the corporation is Apache Corporation and the name under which the corporation was originally incorporated was Apache Oil Corporation. The date of filing of its original Certificate of Incorporation with the Secretary of State was the 6th day of December, 1954.

        2. This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of this corporation as heretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

        3. The text of the Certificate of Incorporation, as amended or supplemented heretofore, is hereby restated without further amendments or changes to read as herein set forth in full:

        FIRST.  The name of the corporation is APACHE CORPORATION.

        SECOND. The Registered Office in the state of Delaware is located at the Corporation Trust Center, 1209 Orange Street, in the county of New Castle, Wilmington, Delaware 19801. The Registered Agent at that address is The Corporation Trust Company.

        THIRD. The nature of the business, or objects or purposes to be transacted, promoted or carried on are: To engage in the leasing as principal, trustee, agent and/or nominee of lands believed to contain petroleum, oils, and gas; the improving, mortgaging, leasing, assigning, and otherwise disposing of the same; the prospecting, drilling, pumping, piping, storing, refining, and selling, both at wholesale and retail, of oils and gas; the buying, otherwise acquiring, selling, and otherwise disposing of any and all real estate and personal property for use in the business of the company; the construction of any and all buildings, pipe lines, pumping stations, and storage tanks, and any and all other buildings required in carrying on the business of the company; the acting as trustee or agent for holders of oil lands in the receiving and disbursement of funds to be used in drilling for the common benefit of the land holders.

        To buy, acquire, sell, retain, deal in, or otherwise dispose of absolutely or contingently, petroleum and/or gas properties and interests (whether like or different), and any right, title, or interest therein.

        To purchase, sell and own royalties in oil and gas lands and leases; to pay mortgages, notes, taxes, assessments, and other charges that are or may become a lien or charge against any lands or leases in which this company may have a royalty interest.

        To engage in the purchasing, leasing or otherwise acquiring, owning, holding, operating, developing, mortgaging, pledging, exchanging, selling, transferring, or otherwise disposing of, and investing, trading or dealing in real and personal property of every kind and description or any interest therein; the acting as trustee or agent for holders of interests in such real and personal property in the receiving and disbursement of funds to be used in connection therewith.

        To act as agent for others in purchasing, selling, renting and managing real estate and leasehold or other interests therein; in negotiating loans on real estate and leasehold or other interests therein, in lending money secured by bonds or notes secured by mortgages or trust deeds on such real estate or leasehold or other interest therein, or on the mortgage bonds of industrial or railroad companies or of any public service corporation, or on any state, municipal or quasi-municipal bonds, or in the buying, selling, pledging, mortgaging or otherwise dealing in any such securities, and to act as trustee in connection with any of the foregoing securities.

        To carry on the business of a telephone, telegraph, radio, television, electrical light, heat and power, natural gas heat and power, and/or water supply company, and in establishing, working, managing, controlling and regulating exchanges and works for the supply and transmission of telephone, telegraph, radio and television impulses, and for the supply of electric light, heat and power, natural gas heat and power, and/or water for public or private purposes, use and consumption.

        To engage in the underwriting, buying, selling and rediscounting of notes, drafts, bills of exchange, stocks, bonds, securities and chooses in action as a broker and dealer in securities.

        To acquire, and pay for in cash, stock or bonds of this Corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

        To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses, franchises and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this corporation.

        To acquire by purchase subscription, participation, or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, script, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, chooses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, partnerships, limited partnerships, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or



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

by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

        To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic or government or colony or dependency thereof.

        To borrow or raise monies for any of the purposes of the Corporation and, from time to time to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the Corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the Corporation for its corporate purposes.

        To purchase, hold, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law, and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

        To have one or more offices, to carry on all or any of its operations and business and to purchase or otherwise acquire, hold, own, mortgage, sell, convey or otherwise dispose of, real and personal property of every class and description in any of the states, districts, territories or colonies of the United States, and in any and all foreign countries, subject to the laws of such state, district, territory, colony or country.

        In general, to carry on any other business in connection with the foregoing, and to have and exercise all the powers conferred by the laws of Delaware upon corporations formed under the General Corporation Law of the State of Delaware, and to do any or all things hereinbefore set forth to the same extent as natural persons might or could do.

        The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in no wise limited or restricted by reference from, the terms of any other clause in this Certificate of Incorporation, but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent objects and purposes.

        FOURTH. The total number of shares of all classes of stock which this corporation shall have authority to issue is 220,000,000 which shall be divided into (a) 215,000,000 shares of common stock having a par value of $1.25 per share and (b) 5,000,000 shares of no par value preferred stock.

        A description of the different classes of stock of the Corporation, a statement of the relative rights of the holders of stock of such classes, and a statement of the voting powers and the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the various classes of stock are as follows:

        A. Shares of the Preferred Stock may be issued by the Board of Directors of the Corporation with such voting powers, full or limited or without voting powers and in such classes and series and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors of the Corporation.

        B. A holder of the Common Stock of the Corporation shall be entitled to one vote for each and every share of Common Stock standing in his name at any and all meetings of stockholders of the Corporation.

        C. Shares of the voting stock of the Corporation shall not be voted cumulatively.

        D. Except as provided in Paragraph A of this Article FOURTH, shares of stock of the Corporation do not carry pre-emptive rights.

        E. There shall be set forth on the face or back of each certificate for shares of stock of the Corporation a statement that the Corporation will furnish without charge to each stockholder who so requests, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights, provided, however, that there shall be no lien in favor of the Corporation upon the shares represented by any such certificate and there shall be no restriction upon the transfer of shares so represented by virtue of any by-law of the Corporation unless such lien or restriction is stated upon the certificate.

                  SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

               1. Designation and Amount. There shall be a series of Preferred Stock, no par value per share, that shall be designated as "Series A Junior Participating Preferred Stock," and the number of whole shares constituting such series shall be 25,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series A Junior Participating Preferred Stock to less than the number of shares then issued and outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants, or upon conversion of outstanding securities issued by the Corporation.

               2.     Dividends and Distribution.

                      (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of record of shares of Series A Junior Participating Preferred Stock as of the close of business on the last Business Day of December, March, June and September in each year, in preference to the holders of shares of any class or series of stock of the Corporation ranking junior to the Series A Junior Participating Preferred Stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last Business Day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $100 or (b) the Adjustment Number (as defined below) times the aggregate per share amount of all cash dividends, and the Adjustment Number times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $1.25 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. The "Adjustment Number" shall initially be 10,000. In the event the Corporation shall at any time after January 31, 1995 (the "Effective Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or
        (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                      (B) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

                      (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares



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

        is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

               3. Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

                      (A) Each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to a number of votes equal to the Adjustment Number on all matters submitted to a vote of the stockholders of the Corporation.

                      (B) Except as required by law and by Section 10 hereof, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

               4.     Certain Restrictions.

                      (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not

                             (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

                             (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating



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

        Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or

                             (iii) purchase or otherwise acquire for
        consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of Series A Junior Participating Preferred Stock, or to such holders and holders of any such shares ranking on a parity therewith, upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                      (B) The Corporation shall not permit any subsidiary or other affiliate controlled by the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

               5. Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired promptly after the acquisition thereof. All such shares shall upon their retirement become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to any conditions and restrictions on issuance set forth herein.

               6. Liquidation, Dissolution or Winding Up. (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) the Adjustment Number. Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding



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

        shares of (1) Series A Junior Participating Preferred Stock and (2) Common Stock, respectively, (a) holders of Series A Junior Participating Preferred Stock and (b) holders of shares of Common Stock shall, subject to the prior rights of all other series of Preferred Stock, if any, ranking prior thereto, receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to (x) the Series A Junior Participating Preferred Stock and (y) the Common Stock, on a per share basis, respectively.

                      (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, that rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

                      (C) Neither the merger or consolidation of the Corporation into or with another corporation nor the merger or consolidation of any other corporation into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6.

               7. Consolidation, Merger, Etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to the Adjustment Number times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

               8. No Redemption. Shares of Series A Junior Participating Preferred Stock shall not be subject to redemption by the Company.

               9. Ranking. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise, and shall rank senior to the Common Stock as to such matters.

               10. Amendment. At any time that any shares of Series A Junior Participating Preferred Stock are outstanding, the Restated Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A



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

        Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

               11. Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.


                          5.68% CUMULATIVE PREFERRED STOCK, SERIES B

               1. Number of Shares and Designation. One hundred thousand (100,000) shares of the five million (5,000,000) authorized shares of no par value preferred stock of the Corporation are hereby constituted as a series of preferred stock, no par value per share, designated as "5.68% Cumulative Preferred Stock, Series B" (hereinafter called the "Series B Preferred Stock").

               2. Ranking. The Series B Preferred Stock shall rank prior and superior to all of the Common Stock of the Corporation now or hereafter outstanding, and the Series A Junior Participating Preferred Stock of the Corporation as to payment of dividends and distribution of assets upon dissolution, liquidation or winding up of the Corporation.

               3. Dividends.

                      (i) General. Cumulative cash dividends shall be payable on each share of Series B Preferred Stock when, as and if declared by the Board of Directors of the Corporation or a duly authorized committee thereof, out of the assets of the Corporation legally available therefor.

                      The initial dividend for the dividend period commencing on August 25, 1998, to but excluding October 30, 1998, will be $10.26 per share and shall be payable on October 30, 1998. Thereafter, dividends on the Series B Preferred Stock shall be payable quarterly, when, as and if declared by the Board of Directors of the Corporation or a duly authorized committee thereof on the last business day of January, April, July and October of each year (each a "Dividend Payment Date") at the annual rate of 5.68% or $56.80 per share. The amount of dividends payable on each share of Series B Preferred Stock for each full quarterly period shall be computed by dividing the annual dividend rate by four. The amount of dividends payable for any other period that is shorter or longer than a full quarterly dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months.



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

                      If a Dividend Payment Date is not a business day, dividends (if declared) on the Series B Preferred Stock shall be paid on the next business day, without interest. As used herein, the term "business day" means any day other than a Saturday or Sunday or any other day on which banks in The City of New York are authorized or required by law or executive order to close. A dividend period with respect to a Dividend Payment Date is the period commencing on the preceding Dividend Payment Date and ending on the day immediately prior to the next Dividend Payment Date. Dividends payable, if declared, on a Dividend Payment Date shall be payable to holders of record as they appear on the stock books of the Corporation on the record date, which shall be the fifteenth day of the calendar month in which the applicable Dividend Payment Date falls (each, a "Dividend Record Date").

                      Dividends on the Series B Preferred Stock shall be cumulative if the Corporation fails to declare one or more dividends on the Series B Preferred Stock in any amount, whether or not the earnings or financial condition of the Corporation were sufficient to pay such dividends in whole or in part.

                      Holders of shares of Series B Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full dividends (including accrued dividends, if any) on shares of Series B Preferred Stock. No interest or sum of money in lieu of interest shall be payable in respect of any dividend or payment which may be in arrears.

                      Dividends in arrears on the Series B Preferred Stock payable, if declared, but not declared for payment or paid on any Dividend Payment Date may be declared by the Board of Directors of the Corporation or a duly authorized committee thereof and paid on any date fixed by the Board of Directors of the Corporation or a duly authorized committee thereof, whether or not a Dividend Payment Date, to the holders of record of the shares of Series B Preferred Stock, as they appear on the stock register of the Corporation on such record date, which shall be not less than ten nor more than 30 days prior to the payment date therefor, as shall be fixed by the Board of Directors of the Corporation or a duly authorized committee thereof.

                      (ii) Changes in the Dividends Received Percentage. If, prior to 18 months after the date of the original issuance of the Series B Preferred Stock, one or more amendments to the U. S. Internal Revenue Code of 1986, as amended (the "Code"), are enacted which change the percentage of the dividends received deduction as specified in Section 243(a)(1) of the Code or any successor provision (the "Dividends Received Percentage"), the amount of each dividend on each share of the Series B Preferred Stock for dividend payments made on or after the date of enactment of such change shall be adjusted by multiplying the amount of the dividend payable determined as described above (before adjustment) by a factor, which shall be the number determined in accordance with the following formula



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

        (the "DRD Formula"), and rounding the result to the nearest cent (with one-half cent and above rounded up):

                                 1-[.35 (1-.70)]
                                 ---------------
                                 1-[.35 (1-DRP)]

                      For the purposes of the DRD Formula, "DRP" means the Dividends Received Percentage applicable to the dividend in question; provided however, that if the Dividends Received Percentage applicable to the dividend in question shall be less than 50%, then the DRP shall equal .50. No amendment to the Code, other than a change in the percentage of the dividends received deduction set forth in Section 243(a)(1) of the Code or any successor provision, shall give rise to such an adjustment. Notwithstanding the foregoing provisions, in the event that, with respect to any such amendment, the Corporation receives either an unqualified opinion from a nationally recognized independent tax counsel selected by the Corporation or a private letter ruling or similar form of authorization from the U.S. Internal Revenue Service ("IRS") to the effect that such an amendment does not apply to dividends payable on the Series B Preferred Stock, then any such amendment shall not result in the adjustment provided for pursuant to the DRD Formula. The opinion referenced in the previous sentence shall be based upon a specific exception in the legislation amending the DRP or upon a published pronouncement of the IRS addressing such legislation. Unless the context otherwise requires, references to dividends herein shall mean dividends as adjusted by the DRD Formula. The Corporation's calculation of the dividends payable as so adjusted, and as certified accurate as to calculation and reasonable as to method by the independent certified public accountants then regularly engaged by the Corporation, shall be final and not subject to review.

                      If any amendment to the Code which reduces the Dividends Received Percentage is enacted after a Dividend Record Date and before the next Dividend Payment Date, the amount of dividend payable on such Dividend Payment Date shall not be increased; but instead, an amount equal to the excess of (x) the product of the dividends paid by the Corporation on such Dividend Payment Date and the DRD Formula (where the DRP used in the DRD Formula would be equal to the greater of the Dividends Received Percentage applicable to the dividend in question and .50) over (y) the dividends paid by the Corporation on such Dividend Payment Date, shall be payable (if declared) to holders of record on the next succeeding Dividend Payment Date in addition to any other amounts payable on such date.

                      In addition, if any such amendment to the Code is enacted that reduces the Dividends Received Percentage and such reduction retroactively applies to a Dividend Payment Date as to which the Corporation previously paid dividends on the Series B Preferred Stock (each an "Affected Dividend Payment Date"), the Corporation shall pay (if declared) additional dividends (the "Additional

        Dividends") on the next succeeding Dividend Payment Date (or if such amendment is enacted after the dividend payable on such Dividend Payment Date has been declared, on the second succeeding Dividend Payment Date following the date of enactment) to holders of record on such succeeding Dividend Payment Date in an amount equal to the excess of (x) the product of the dividends paid by the Corporation on each Affected Dividend Payment Date and the DRD Formula (where the DRP used in the DRD Formula would be equal to the greater of the Dividends Received Percentage and .50 applied to each Affected Dividend Payment Date) over
        (y) the dividends paid by the Corporation on each Affected Dividend Payment Date.

                      Notwithstanding the foregoing, Additional Dividends shall not be paid as a result of the enactment of any amendment to the Code 18 months or more after the date of original issuance of the Series B Preferred Stock which retroactively reduces the Dividends Received Percentage, or if such amendment would not result in an adjustment due to the Corporation having received either an opinion of counsel or tax ruling referred to in the third preceding paragraph. The Corporation shall make only one payment of Additional Dividends.

                      In the event that the amount of dividend payable per share of the Series B Preferred Stock shall be adjusted pursuant to the DRD Formula and/or Additional Dividends are to be paid, the Corporation will cause notice of each adjustment and, if applicable, any Additional Dividends, to be sent to the holders of the Series B Preferred Stock with the payment of dividends on the next Dividend Payment Date after the date of such adjustment.

                      In the event that, prior to 18 months after the date of the original issuance of the Series B Preferred Stock, the Dividends Received Percentage is reduced to 50% or less, the Corporation may, at its option, redeem the Series B Preferred Stock in whole, but not in part, as described below.

                      (iii) Payment Restrictions. The Corporation may not declare or pay any dividend or make any distribution of assets (other than dividends paid or other distributions made in stock of the Corporation ranking junior to the Series B Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up) on, or redeem, purchase or otherwise acquire (except upon conversion or exchange for stock of the Corporation ranking junior to the Series B Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding
        up), shares of Common Stock, of Series A Preferred Stock or of any other stock of the Corporation ranking junior to the Series B Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, unless all accrued and unpaid dividends on the Series B Preferred Stock for all prior dividend periods have been or contemporaneously are declared and paid and the full quarterly dividend on the Series B Preferred Stock for the current dividend period has been or contemporaneously is declared and set apart for payment.

                      Whenever all accrued dividends on the Series B Preferred Stock are not paid in full, the Corporation may not declare or pay dividends or make any distribution of assets (other than dividends paid or other distributions made in stock of the Corporation ranking junior to the Series B Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up) on any other stock of the Corporation ranking on a parity with the Series B Preferred Stock as to the payment of dividends unless (i) all accrued and unpaid dividends on the Series B Preferred Stock for all prior dividend periods are contemporaneously declared and paid or (ii) all dividends declared and paid or set apart for payment or other distributions made on the Series B Preferred Stock and any other stock of the Corporation ranking on a parity with the Series B Preferred Stock as to the payment of dividends are declared and paid or set apart for payment or made pro rata so that the amount of dividends declared and paid or set apart for payment or other distributions made per share on the Series B Preferred Stock and such other stock of the Corporation will bear the same ratio that accrued and unpaid dividends per share on the Series B Preferred Stock and such other stock of the Corporation bear to each other.

                      Whenever all accrued dividends on the Series B Preferred Stock are not paid in full, the Corporation may not redeem, purchase or otherwise acquire (except upon conversion or exchange for stock of the Corporation ranking junior to the Series B Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up) other stock of the Corporation ranking on a parity with the Series B Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up unless (i) all outstanding shares of the Series B Preferred Stock are contemporaneously redeemed or (ii) a pro rata redemption is made of shares of Series B Preferred Stock and such other stock of the Corporation, with the amount allocable to each series of such stock determined on the basis of the aggregate liquidation preference of the outstanding shares of each series and the shares of each series being redeemed only on a pro rata basis.

               4. Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series B Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, before any distribution of assets is made on the Common Stock of the Corporation or any other class or series of stock of the Corporation ranking junior to the Series B Preferred Stock, upon liquidation, a liquidating distribution in the amount of $1,000 per share, plus an amount equal to the sum of all accrued and unpaid dividends including any increase in dividends payable due to changes in the Dividends Received Percentage and

        Additional Dividends (whether or not earned or declared) for the then-current dividend period and all dividend periods prior thereto.

                      Neither the sale of all or substantially all of the property or business of the Corporation, nor the merger, conversion or consolidation of the Corporation into or with any other corporation, nor the merger, conversion or consolidation of any other corporation into or with the Corporation shall constitute a liquidation, dissolution or winding up, voluntary or involuntary, for the purposes of the foregoing paragraph. After the payment to the holders of the shares of Series B Preferred Stock of the full preferential amounts provided for above, the holders of the shares of Series B Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

                      In the event the assets of the Corporation available for distribution to the holders of the shares of Series B Preferred Stock upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled as provided above, no such distribution shall be made on account of any other stock of the Corporation ranking on a parity with the Preferred Stock as to the distribution of assets upon such liquidation, dissolution or winding up unless a pro rata distribution is made on the Series B Preferred Stock and such other stock of the Corporation, with the amount allocable to each series of such stock determined on the basis of the aggregate liquidation preference of the outstanding shares of each series and distributions to the shares of each series being made on a pro rata basis.

              5.      Voting Rights.

                      (i) The holders of shares of Series B Preferred Stock will not be entitled to vote, except as set forth below or as expressly required by applicable law. In exercising any such vote, each outstanding share of Series B Preferred Stock shall be entitled to one vote.

                      (ii) If the equivalent of six quarterly dividends payable on the Series B Preferred Stock or any other class or series of preferred stock ranking on a parity with the Series B Preferred Stock as to the payment of dividends have not been paid, the Corporation has resolved to increase the number of directors of the Corporation by two (without duplication of any increase made pursuant to the terms of any other series of preferred stock of the Corporation), and the holders of the Series B Preferred Stock, voting as a single class with the holders of shares of any other class of the preferred stock of the Corporation ranking on a parity with the Series B Preferred Stock either as to dividends or distribution of assets and upon which like voting rights have been conferred and are exercisable, will be entitled to elect two directors at any meeting of stockholders of the Corporation at which directors are to be elected held during the period such dividends remain in arrears. Each class or series of preferred stock entitled to vote for the additional directors shall have a number of votes proportionate to the aggregate liquidation preference of its outstanding shares. Such voting right shall continue until full cumulative dividends for all past dividend periods on all such preferred stock of the Corporation, including any shares of the Series B Preferred Stock, have been paid or declared and set apart for payment. Any such elected directors shall serve until the Corporation's next annual meeting of stockholders (notwithstanding that prior to the end of such term the right to elect directors shall cease to exist) or until their respective successors shall be elected and qualify.

                      (iii) Whenever such right shall vest, it may be exercised initially either at a special meeting of holders of Series B Preferred Stock or at any annual stockholders' meeting, but thereafter it shall be exercised only at annual stockholders' meetings. Any director who shall have been elected by the holders of Series B Preferred Stock as a class pursuant to this subparagraph (iii) may be removed at any time, either for or without cause by, and only by, the affirmative votes of the holders of record of a majority of the outstanding shares of Series B Preferred Stock given at a special meeting of such stockholders called for such purpose, and any vacancy created by such removal may also be filled at such meeting. Any vacancy caused by the death or resignation of a director who shall have been elected by the holders of Series B Preferred Stock as a class pursuant to this subparagraph (iii) may be filled only by the holders of all outstanding Series B Preferred Stock at a meeting called for such purpose.

                      Any meeting of the holders of all outstanding Series B Preferred Stock entitled to vote as a class for the election or removal of directors shall be held at the place at which the last annual meeting of stockholders was held. At such meeting, the presence in person or by proxy of the holders of a majority of the outstanding shares of all outstanding Series B Preferred Stock shall be required to constitute a quorum; in the absence of a quorum, a majority of the holders present in person or by proxy shall have the power to adjourn the meeting from time to time without notice, other than announcement at the meeting, until a quorum shall be present.

                      (iv) So long as any Series B Preferred Stock is outstanding, the affirmative vote or consent of the holders of at least 80% of the outstanding shares of the Series B Preferred Stock will be required for any amendment of the Restated Certificate of Incorporation of the Corporation (or any certificate supplemental thereto) which will adversely affect the powers, preferences, privileges or rights of the Series B Preferred Stock. The affirmative vote or consent of the holders of at least 80% of the outstanding shares of the Series B Preferred Stock and any other series of the preferred stock of the Corporation ranking on a parity with the Series B Preferred Stock either as to dividends or upon liquidation, voting as a single class without regard to series, will be required to issue, authorize or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any additional class or series of stock ranking prior to the Series B Preferred Stock as to dividends or upon liquidation, or to reclassify any authorized stock of the Corporation into such prior shares, but such vote will not be required for the Corporation to take any such actions with respect to any stock ranking on a parity with or junior to the Series B Preferred Stock.

                      The affirmative vote or consent of the holders of a majority of all the outstanding shares of Series B Preferred Stock, voting or consenting separately as a class, shall be required to approve any merger, conversion, consolidation or compulsory share exchange to which the Corporation is a party, unless (i) the terms of such merger, conversion, consolidation or compulsory share exchange do not provide for a change in the terms of the Series B Preferred Stock and (ii) the Series B Preferred Stock is on a parity with or prior to (in respect of the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up) any other class or series of capital stock authorized by the surviving corporation, other than any class or series of stock of the Corporation ranking senior as to the Series B Preferred Stock either as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation and previously authorized with the consent of holders of Series B Preferred Stock as described herein (or other than any capital stock into which such prior stock is converted as a result of such merger, consolidation or compulsory share exchange).

                     In addition, if the holders of the shares of the Series B Preferred Stock are entitled to vote upon or consent to a merger, consolidation, conversion or compulsory share exchange of the Corporation, and if the Corporation offers to purchase all of the outstanding shares of the Series B Preferred Stock (the "Offer"), then each holder of the Series B Preferred Stock who does not sell its shares of Series B Preferred Stock pursuant to the Offer shall be deemed irrevocably to have voted or consented all shares of Series B Preferred Stock owned by such holder in favor of the merger or consolidation of the Corporation without any further action by the holder. The Offer shall be at a price of $1,000 per share, together with accrued and unpaid dividends (whether or not declared) to the date fixed for repurchase including any increase in dividends payable due to changes in the Dividends Received Percentage and Additional Dividends. The Offer shall remain open for acceptance for a period of at least 30 days.

               6. Redemption. Prior to August 25, 2008, the Series B Preferred Stock is not redeemable, except as set forth herein. On or after such date, each share of Series B Preferred Stock shall be redeemable, in whole or in part, at the option of the Corporation, at any time and from time to time, out of funds legally available therefor, at a redemption price of $1,000 per share, plus accrued and unpaid dividends (whether or not declared) to the date fixed for redemption, including any increase in dividends payable due to changes in the Dividends Received Percentage and Additional Dividends. If fewer than all the outstanding shares of Series B Preferred Stock are to be redeemed, the Corporation will select those to be redeemed by lot or pro rata or by any other method as may be determined by the Board of Directors to be equitable.

               If, prior to 18 months after the date of the original issuance of the Series B Preferred Stock, one or more amendments to the Code are enacted which result in a reduction of the Dividend Received Percentage to 50% or less, the Corporation, at its option may redeem all, but not less than all, of the outstanding shares of Series B Preferred Stock provided that, within 60 days of the date on which an amendment to the Code is enacted which changes the Dividend Received Percentage to 50% or less, the Corporation sends notice to holders of the Series B Preferred Stock of such redemption. Any redemption of the Series B Preferred Stock pursuant to this paragraph will take place on the date specified in the notice, which date shall not be less than 30 or more than 60 days from the date such notice is sent to holders of the Series B Preferred Stock. Any redemption of the Series B Preferred Stock in accordance with this paragraph shall be at a redemption price equal to the greater of (i) $1,000 per share of the Series B Preferred Stock (the "Liquidation Value") to be redeemed or (ii) the sum of the present values of the Remaining Scheduled Dividends prior to August 25, 2028 and the Liquidation Value assuming payment on August 25, 2028, discounted to the redemption date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus zero basis points, excluding any increase in dividends payable due to changes in the Dividend Received Deduction Percentage, if any, plus in the case of (i) or (ii) accrued and unpaid dividends (whether or not declared) to the date fixed for redemption.

               "Treasury Yield" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Rate for such redemption date.

               "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity of August 25, 2028 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities maturing on or about August 25, 2028. "Independent Investment Banker" means Smith Barney Inc. or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Corporation.

               "Comparable Treasury Rate" means, as of any date of determination, the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second business day preceding such date of determination on the display designated as "Page 678" on the Telerate Access Service (or such other display as may replace Page 678 on Telerate Access Service) for actively traded

        U.S. Treasury securities having a 30-year maturity as of such date of determination, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second business day preceding the date of determination in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a 30-year constant maturity as of such date of determination.

               "Remaining Scheduled Dividends" means cumulative cash dividends at a rate of 5.68% of the Liquidation Value per share of Series B Preferred Stock equivalent to $56.80 per annum per share of Series B Preferred Stock from the date specified in the notice until August 25, 2028.

               Not more than 60 nor less than 30 days prior to the redemption date, notice by first class mail, postage prepaid, shall be given to the holders of record of the Series B Preferred Stock to be redeemed, addressed to such stockholders at their last addresses as shown on the books of the Corporation. Each such notice of redemption shall specify the date fixed for redemption, the redemption price, the place or places of payment, that payment will be made upon presentation and surrender of the shares of Series B Preferred Stock and that on and after the redemption date, dividends will cease to accumulate on such shares.

               Any notice which is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of Series B Preferred Stock receives such notice; and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption any other shares of Series B Preferred Stock. On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the redemption price. If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If, on the date fixed for redemption, funds necessary for the redemption shall be available therefor and shall have been irrevocably deposited or set aside, then, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered, the dividends with respect to the shares so called shall cease to accumulate after the date fixed for redemption, the shares shall no longer be deemed outstanding, the holders thereof shall cease to be stockholders with respect to such shares, and all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive the redemption price without interest upon surrender of their certificates therefor) shall terminate.

               The Series B Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions.

               7. Outstanding Shares. For purposes of this Certificate of Designations, all shares of Series B Preferred Stock shall be deemed outstanding, except (i) from the date fixed for redemption pursuant to
        Section 6 hereof, all shares of Series B Preferred Stock that have been so called for redemption under Section 6; and (ii) from the date of registration of transfer, all shares of Series B Preferred Stock held of record by the Corporation or any subsidiary of the Corporation.

               8. Preemptive Rights. The Series B Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

               9. Severability of Provisions. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

               10. Fractional Shares. The Series B Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of holders of Series B Preferred Stock.

               11. Reversion to Corporation. Subject to applicable escheat laws, any monies set aside by the Corporation in respect of any payment with respect to shares of the Series B Preferred Stock, or dividends thereon, and unclaimed at the end of two years from the date upon which such payment is due and payable shall revert to the general funds of the Corporation, after which reversion the holders of such shares shall look only to the general funds of the Company for the payment thereof. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time.

                         AUTOMATICALLY CONVERTIBLE EQUITY SECURITIES,
                             CONVERSION PREFERRED STOCK, SERIES C

               1. Number of Shares and Designation. One hundred forty thousand (140,000) shares of the five million (5,000,000) authorized shares of no par value preferred stock of the Corporation are hereby constituted as a series of preferred stock, no par value per share, designated as "Automatically Convertible Equity Securities, Conversion Preferred Stock, Series C" (hereinafter called the "Series C Preferred Stock"). The Board of Directors may increase or decrease the number of shares of the series, but may not decrease the number of shares below the number of shares then outstanding.

               2. Ranking. The Series C Preferred Stock shall rank prior and superior to all of the common stock, $1.25 par value per share, of the Corporation (the "Common Stock") now or hereafter outstanding, and prior and superior to the Series A Junior Participating Preferred Stock of the Corporation (the "Series A Preferred Stock") as to payment of dividends and distribution of assets upon dissolution, liquidation or winding up of the Corporation. The Series C Preferred Stock shall rank equal to the Corporation's 5.68% Cumulative Preferred Stock, Series B (the "Series B Preferred Stock"), as to payment of dividends and distribution of assets upon dissolution, liquidation or winding up of the Corporation.

               3.     Dividends.

                      (i) General. Cumulative cash dividends shall be payable on each share of Series C Preferred Stock when, as and if declared by the Board of Directors of the Corporation or a duly authorized committee thereof, out of the assets of the Corporation legally available therefor.

               Dividends on the Series C Preferred Stock shall be payable quarterly, when, as and if declared by the Board of Directors of the Corporation or a duly authorized committee thereof on the 15th calendar day (or the preceding business day if the 15th calendar day is not a business day) of February, May, August and November of each year (each such date being referred to herein as a "Dividend Payment Date") at the annual rate of $100.75 per share. The initial dividend on the Series C Preferred Stock for the dividend period commencing on May 18, 1999, to but excluding August 15, 1999, will be $24.348 per share, and shall be payable on August 13, 1999. The amount of dividends payable on each share of Series C Preferred Stock for each full quarterly period thereafter shall be computed by dividing the annual dividend rate by four. The amount of dividends payable for any other period that is shorter or longer than a full quarterly dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

               A dividend period with respect to a Dividend Payment Date is the period commencing on the preceding Dividend Payment Date or, if none, the date of issue and ending on the day immediately prior to the next Dividend Payment Date. Dividends payable, if declared, on a Dividend Payment Date shall be payable to holders of record as they appear on the stock books of the Corporation on the record date, which shall be the last business day of the calendar month preceding the calendar month in which the applicable Dividend Payment Date falls (each, a "Dividend Record Date").

               Dividends on the Series C Preferred Stock shall be cumulative if the Corporation fails to declare one or more dividends on the Series C Preferred Stock in any amount, whether or not the earnings or financial condition of the Corporation were sufficient to pay such dividends in whole or in part.

               Holders of shares of Series C Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full dividends (including accrued dividends, if any) on shares of Series C Preferred Stock. No interest or sum of money in lieu of interest shall be payable in respect of any dividend or payment which may be in arrears.

               Dividends in arrears on the Series C Preferred Stock payable, if declared, but not declared for payment or paid on any Dividend Payment Date may be declared by the Board of Directors of the Corporation or a duly authorized committee thereof and paid on any date fixed by the Board of Directors of the Corporation or a duly authorized committee thereof, whether or not a Dividend Payment Date, to the holders of record of the shares of Series C Preferred Stock, as they appear on the stock register of the Corporation on such record date, which shall be not less than ten nor more than 30 days prior to the payment date therefor, as shall be fixed by the Board of Directors of the Corporation or a duly authorized committee thereof.

                      (ii) Payment Restrictions. The Corporation may not declare or pay any dividend or make any distribution of assets (other than dividends paid or other distributions made in stock of the Corporation ranking junior to the Series C Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up) on, or redeem, purchase or otherwise acquire (except upon conversion or exchange for stock of the Corporation ranking junior to the Series C Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up), shares of Common Stock, of Series A Preferred Stock or of any other stock of the Corporation ranking junior to the Series C Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, unless all accrued and unpaid dividends on the Series C Preferred Stock for all prior dividend periods have been or contemporaneously are declared and paid and the full quarterly dividend on the Series C Preferred Stock for the current dividend period has been or contemporaneously is declared and set apart for payment.

               Whenever all accrued dividends on the Series C Preferred Stock are not paid in full, the Corporation may not declare or pay dividends or make any distribution of assets (other than dividends paid or other distributions made in stock of the Corporation ranking junior to the Series C Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up) on any other stock of the Corporation ranking on a parity with the Series C Preferred Stock as to the payment of dividends, including the Series B Preferred Stock, unless (a) all accrued and unpaid dividends on the Series C Preferred Stock for all prior dividend periods are contemporaneously declared and paid or (b) all dividends declared and paid or set apart for payment or other distributions made on the Series C Preferred Stock and any other stock of the Corporation ranking on a parity with the Series C Preferred Stock as to the payment of dividends, including the Series B Preferred Stock, are declared and paid or set apart for payment or made pro rata so that the amount of dividends declared and paid or set apart for payment or other distributions made per share on the Series C Preferred Stock and such other stock of the Corporation will bear the same ratio that accrued and unpaid dividends per share on the Series C Preferred Stock and such other stock of the Corporation bear to each other.

               Whenever all accrued dividends on the Series C Preferred Stock are not paid in full, the Corporation may not redeem, purchase or otherwise acquire (except upon conversion or exchange for stock of the Corporation ranking junior to the Series C Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up) other stock of the Corporation ranking on a parity with the Series C Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, including the Series B Preferred Stock, unless (a) all outstanding shares of the Series C Preferred Stock are contemporaneously redeemed or
        (b) a pro rata redemption is made of shares of Series C Preferred Stock and such other stock of the Corporation, with the amount allocable to each series of such stock determined on the basis of the aggregate liquidation preference of the outstanding shares of each series and the shares of each series being redeemed only on a pro rata basis.

               4. Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series C Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, before any distribution of assets is made on the Common Stock of the Corporation or any other class or series of stock of the Corporation ranking junior to the Series C Preferred Stock, upon liquidation, a liquidating distribution in the amount of $1,550 per share, plus an amount equal to the sum of all accrued and unpaid dividends (whether or not earned or declared) for the then-current dividend period and all dividend periods prior thereto.

               Neither the sale of all or substantially all of the property or business of the Corporation, nor the merger, conversion or consolidation of the Corporation into or with any other corporation, nor the merger, conversion or consolidation of any other corporation into or with the Corporation shall constitute a liquidation, dissolution or winding up, voluntary or involuntary, for the purposes of the foregoing paragraph. After the payment to the holders of the shares of Series C

        Preferred Stock of the full preferential amounts provided for above, the holders of the shares of Series C Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

               In the event the assets of the Corporation available for distribution to the holders of the shares of Series C Preferred Stock upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled as provided above, no such distribution shall be made on account of any other stock of the Corporation ranking on a parity with the Series C Preferred Stock as to the distribution of assets upon such liquidation, dissolution or winding up, including the Series B Preferred Stock, unless a pro rata distribution is made on the Series C Preferred Stock and such other stock of the Corporation, with the amount allocable to each series of such stock determined on the basis of the aggregate liquidation preference of the outstanding shares of each series and distributions to the shares of each series being made on a pro rata basis.

               5.     Voting Rights.

                      (i) The holders of shares of Series C Preferred Stock shall have no voting rights, except as set forth below or as expressly required by applicable law. In exercising any such vote, each outstanding share of Series C Preferred Stock shall be entitled to one vote.

                      (ii) If the equivalent of six quarterly dividends payable, whether consecutively or not, on the Series C Preferred Stock or any other class or series of preferred stock ranking on a parity with the Series C Preferred Stock as to the payment of dividends, including the Series B Preferred Stock, has not been paid, the number of directors of the Corporation shall be increased by two (without duplication of any increase made pursuant to the terms of any other series of preferred stock of the Corporation), and the holders of the Series C Preferred Stock, voting as a single class with the holders of shares of any other class of the preferred stock of the Corporation ranking on a parity with the Series C Preferred Stock either as to dividends or distribution of assets and upon which like voting rights have been conferred and are exercisable, shall have the exclusive right to vote for and to elect such two directors at any meeting of stockholders of the Corporation at which directors are to be elected held during the period such dividends remain in arrears. Each class or series of preferred stock entitled to vote for the additional directors shall have a number of votes proportionate to the aggregate liquidation preference of its outstanding shares. Such voting right shall continue until full cumulative dividends for all past dividend periods on all such preferred stock of the Corporation, including any shares of the Series B Preferred Stock and the Series C Preferred Stock, have been paid or declared and set apart for payment. Any such elected directors shall serve until the Corporation's next annual meeting of stockholders (notwithstanding that prior to the end of such term the right to elect directors shall cease to exist) or until their respective successors shall be elected and qualify.

                      (iii) Whenever such right shall vest, it may be exercised initially either at a special meeting of holders of Series C Preferred Stock or at any annual stockholders' meeting, but thereafter it shall be exercised only at annual stockholders' meetings. Any director who shall have been elected by the holders of Series C Preferred Stock as a class pursuant to this Section 5 may be removed at any time, either for or without cause by, and only by, the affirmative votes of the holders of record of a majority of the outstanding shares of Series C Preferred Stock given at a special meeting of such stockholders called for such purpose, and any vacancy created by such removal may also be filled at such meeting. Any vacancy caused by the death or resignation of a director who shall have been elected by the holders of Series C Preferred Stock as a class pursuant to this Section 5 may be filled only by the holders of all outstanding Series C Preferred Stock at a meeting called for such purpose.

               Any meeting of the holders of all outstanding Series C Preferred Stock entitled to vote as a class for the election or removal of directors shall be held at the place at which the last annual meeting of stockholders was held. At such meeting, the presence in person or by proxy of the holders of a majority of the outstanding shares of all outstanding Series C Preferred Stock shall be required to constitute a quorum; in the absence of a quorum, a majority of the holders present in person or by proxy shall have the power to adjourn the meeting from time to time without notice, other than announcement at the meeting, until a quorum shall be present.

                      (iv) So long as any Series C Preferred Stock is outstanding, the affirmative vote or consent of the holders of at least 80% of the outstanding shares of the Series C Preferred Stock will be required for any amendment of the Restated Certificate of Incorporation of the Corporation (or any certificate supplemental thereto) which will adversely affect the powers, preferences, privileges or rights of the Series C Preferred Stock. The affirmative vote or consent of the holders of at least 80% of the outstanding shares of the Series C Preferred Stock and any other series of the preferred stock of the Corporation ranking on a parity with the Series C Preferred Stock either as to dividends or upon liquidation, voting as a single class without regard to series, will be required to issue, authorize or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any additional class or series of stock ranking prior to the Series C Preferred Stock as to dividends or upon dissolution, or to reclassify any authorized stock of the Corporation into such prior shares; but such vote will not be required for the Corporation to issue, authorize or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any stock ranking on a parity with or junior to the Series C Preferred Stock.

               The affirmative vote or consent of the holders of a majority of all the outstanding shares of Series C Preferred Stock, voting or consenting separately as a class, shall be required to approve any merger, conversion, consolidation or compulsory share exchange to which the Corporation is a party, unless (a) the terms of such merger, conversion, consolidation or compulsory share exchange do not provide for a change in the terms of the Series C Preferred Stock and (b) the Series C Preferred Stock is on a parity with or prior to (in respect of the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up) any other class or series of capital stock authorized by the surviving corporation, other than any class or series of stock of the Corporation ranking senior as to the Series C Preferred Stock either as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation and previously authorized with the consent of holders of Series C Preferred Stock as described herein (or other than any capital stock into which such prior stock is converted as a result of such merger, consolidation or compulsory share exchange).

               6.     Conversion.

                      (i) Mandatory Conversion. Unless earlier converted at the option of the holder in accordance with the provisions of Section 6(ii), on May 15, 2002 (the "Mandatory Conversion Date"), each outstanding share of the Series C Preferred Stock shall convert automatically (the "Automatic Conversion") into (a) shares of authorized Common Stock at the Exchange Rate (as hereinafter defined) in effect on the Mandatory Conversion Date and (b) the right to receive an amount in cash equal to all accrued and unpaid dividends on such share of Series C Preferred Stock to the Mandatory Conversion Date, whether or not earned or declared, out of funds legally available therefor. The Exchange Rate is equal to (a) if the Current Market Price is greater than or equal to $37.82 per share (the "Threshold Price"), 40.985 shares of Common Stock (the "Upper Exchange Rate"), (b) if the Current Market Price is less than the Threshold Price but greater than the Initial Price, the number of shares of Common Stock having a value (determined at the Current Market Price) equal to 50 times the Initial Price (the "Middle Exchange Rate"), and (c) if the current Market Price is less than or equal to the Initial Price, 50 shares of Common Stock (the "Lower Exchange Rate") per share of Series C Preferred Stock, and is subject to adjustment as set forth in Section 6(iii) and Section 6(iv) below. Dividends on the shares of Series C Preferred Stock shall cease to accrue and such shares of Series C Preferred Stock shall cease to be outstanding on the Mandatory Conversion Date. The Corporation shall make such arrangements as it deems appropriate for the issuance of certificates representing shares of Common Stock, and for the payment of cash in respect of such accrued and unpaid dividends on the Series C Preferred Stock, if any, or cash in lieu of fractional shares of Common Stock, if any, in exchange for and contingent upon surrender of certificates representing the shares of Series C Preferred Stock, and the Corporation may defer the payment of dividends on such shares of Common Stock and the voting thereof until, and make such payment and voting contingent upon, the surrender of such certificates representing the shares of Series C Preferred Stock, provided that the Corporation shall give the holders of the shares of Series C Preferred Stock such notice of any such actions as the Corporation deems appropriate and upon such surrender such holders shall be entitled to receive such dividends declared and paid on such shares of Common Stock subsequent to the Mandatory Conversion Date. Amounts payable in cash in respect of the shares of Series C Preferred Stock or in respect of such shares of Common Stock shall not bear interest.

                      (ii) Optional Conversion. Shares of Series C Preferred Stock are convertible, in whole or in part, at the option of the holders thereof ("Optional Conversion"), at any time prior to the Mandatory Conversion Date, into shares of Common Stock at a rate of 40.985 shares of Common Stock for each share of Series C Preferred Stock (the "Optional Conversion Rate"), subject to adjustment as set forth in
        Section 6(iii) and Section 6(iv) below.

               Optional conversion of shares of Series C Preferred Stock may be effected by delivering certificates evidencing such shares, together with written notice of conversion and a proper assignment of such certificates to the Corporation or in blank (and, if applicable, payment of an amount equal to the dividend payable on such shares), to the office of the Transfer Agent for the Series C Preferred Stock or to any other office or agency maintained by the Corporation for that purpose and otherwise in accordance with Optional Conversion procedures established by the Corporation. Each Optional Conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the foregoing requirements shall have been satisfied. The Optional Conversion shall be at the Optional Conversion Rate in effect at such time and on such date.

               Holders of shares of Series C Preferred Stock at the close of business on a Dividend Record Date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the Optional Conversion of such shares following such Dividend Record Rate and prior to such Dividend Payment Date. However, shares of Series C Preferred Stock surrendered for Optional Conversion after the close of business on a Dividend Record Date and before the opening of business on the next succeeding Dividend Payment Date must be accompanied by payment in cash of an amount equal to the dividend payable on such shares on such Dividend Payment Date. Except as provided above, upon any Optional Conversion of shares of Series C Preferred Stock, the Corporation shall make no payment or allowance for unpaid preferred dividends, whether or not in arrears, on such shares of Series C Preferred Stock as to which Optional Conversion has been effected or for dividends or distributions on the shares of Common Stock issued upon such Optional Conversion.

                      (iii) Adjustments to the Exchange Rate and the Optional Conversion Rate. The Exchange Rate and the Optional Conversion Rate shall each be subject to adjustment from time to time as provided below in this Section 6(iii).

                             (a) If the Corporation shall pay or make a dividend or other distribution with respect to its Common Stock in shares of Common Stock (including by way of reclassification of any shares of its Common Stock), the Exchange Rate and the Optional Conversion Rate in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall each be increased by multiplying such Exchange Rate and Optional Conversion Rate by a fraction of which the numerator shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the total number of shares of Common Stock constituting such dividend or other distribution, and of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination.

                             (b) In case outstanding shares of Common Stock shall be subdivided or split into a greater number of shares of Common Stock, the Exchange Rate and the Optional Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision or split becomes effective shall each be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Exchange Rate and the Optional Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall each be proportionately reduced, such increases or reductions, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision, split or combination becomes effective.

                             (c) If the Corporation shall, after the date hereof, issue rights or warrants, in each case other than the Rights, to all holders of its Common Stock entitling them (for a period not exceeding 45 days from the date of such issuance) to subscribe for or purchase shares of Common Stock at a price per share less than the Fair Market Value of the Common Stock on the record date for the determination of stockholders entitled to receive such rights or warrants, then in each case the Exchange Rate and the Optional Conversion Rate shall each be adjusted by multiplying the Exchange Rate and the Optional Conversion Rate in effect on such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants, immediately prior to such issuance, plus the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights or warrants, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants, immediately prior to such issuance, plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at such Fair Market Value (determined by multiplying such total number of shares by the exercise price of such rights or warrants and dividing the product so obtained by such Fair Market Value). Shares of Common Stock owned by the Corporation or by another company of which a majority of the shares entitled to vote in the election of directors are held, directly or indirectly, by the Corporation shall not be deemed to be outstanding for purposes of such computation. Such adjustment shall become effective at the opening of business on the business day next following the record date for the determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Exchange Rate and the Optional Conversion Rate shall each be readjusted to the Exchange Rate and the Optional Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of the issuance of rights or warrants in respect of only the number of shares of Common Stock actually delivered.

                             (d) If the Corporation shall pay a dividend or make a distribution to all holders of its Common Stock consisting of evidences of its indebtedness, securities, cash or other assets (including shares of capital stock of the Corporation other than Common Stock but excluding any cash dividends or distributions and any dividends or other distributions referred to in clauses (a) and (b) above), or shall issue to all holders of its Common Stock rights or warrants to subscribe for or purchase any of its securities (other than those referred to in clause (c) above), then in each such case the Exchange Rate and the Optional Conversion Rate shall each be adjusted by multiplying the Exchange Rate and the Optional Conversion Rate in effect on the record date for such dividend or distribution or for the determination of stockholders entitled to receive such rights or warrants, as the case may be, by a fraction of which the numerator shall be the Fair Market Value per share of the Common Stock on such record date, and of which the denominator shall be such Fair Market Price per share of Common Stock less the Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive) as of such record date of the portion of the evidences of indebtedness or assets so distributed, or of such subscription rights or warrants, applicable to one share of Common Stock. Such adjustment shall become effective on the opening of business on the business day next following the record date for such dividend or distribution or for the determination of stockholders entitled to receive such rights or warrants, as the case may be.

                             (e) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed in a transaction to which Section 6(iv) applies or as part of a distribution referred to in Section 6(iii)(d)) in an aggregate amount that, combined together with (1) the aggregate amount of any other distributions to all holders of its Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this Section 6(iii)(e) or Section 6(iii)(f) has been made and (2) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) of any non-cash consideration payable in respect of any tender or exchange offer by the Corporation or any of its subsidiaries for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this Section 6(iii)(e) or Section 6(iii)(f) has been made, exceeds 12.5% of the product of the Current Market Price per share of the Common Stock on the date for the determination of holders of shares of Common Stock entitled to receive such distribution times the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date for determination, each of the Exchange Rate and the Optional Conversion Rate shall be increased so that the Exchange Rate and the Optional Conversion Rate shall equal the rate determined by dividing the Exchange Rate and the Optional Conversion Rate, respectively, in effect immediately prior to the close of business on the date fixed for determination of the stockholders entitled to receive such distribution by a fraction (1) the numerator of which shall be equal to the Current Market Price per share of the Common Stock on the date fixed for such determination less an amount equal to the quotient of (x) the excess of such combined amount over such 12.5% and (y) the number of shares of Common Stock outstanding on such date for determination and (2) the denominator of which shall be equal to the Current Market Price per share of the Common Stock on such date for determination.

                             (f) In case a tender or exchange offer made by the Corporation or any subsidiary of the Corporation for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that combined together with (1) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors), as of the expiration of the applicable tender or exchange offer, of any non-cash consideration payable in respect of any other tender or exchange offer, by the Corporation or any subsidiary of the Corporation for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to Section 6(iii)(e) or this Section 6(iii)(f) has been made and (2) the aggregate amount of any distributions to all holders of the Corporation's Common Stock made exclusively in cash within the 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to Section 6(iii)(e) or this Section 6(iii)(f) has been made, exceeds 12.5% of the product of the Current Market Price per share of the Common Stock as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender or exchange offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Exchange Rate and the Optional Conversion Rate shall be adjusted so that the Exchange Rate and the Optional Conversion Rate shall equal the rate determined by dividing the Exchange Rate and the Optional Conversion Rate, respectively, immediately prior to the close of business on the date of the Expiration Time by a fraction (1) the numerator of which shall be equal to (x) the product of (i) the Current Market Price per share of the Common Stock on the date of the Expiration Time and (ii) the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time less (y) the amount of cash plus the fair market value (determined as aforesaid) of the aggregate non-cash consideration payable to stockholders pursuant to such tender or exchange offer, and (2) the denominator of which shall be equal to the product of (x) the Current Market Price per share of the Common Stock as of the Expiration Time and (y) the number of shares of Common Stock outstanding (including any tendered shares) as of the Expiration Time less the number of all shares accepted for payment pursuant to such tender or exchange offer.

                             (g) Any shares of Common Stock issuable in payment of a dividend or other distribution shall be deemed to have been issued immediately prior to the close of business on the record date for such dividend or other distribution for purposes of calculating the number of outstanding shares of Common Stock under Section 6(iii)(b) above.

                             (h) Anything in this Section 6 notwithstanding, the Corporation shall be entitled to make such upward adjustments in the Exchange Rate and the Optional Conversion Rate, in addition to those required by this Section 6, as the Corporation in its sole discretion shall determine to be advisable.

                             (i) In any case in which this Section 6(iii) shall require that an adjustment as a result of any event become effective at the opening of business on the business day next following a record date and the date fixed for conversion pursuant to Section 6(i) occurs after such record date, but before the occurrence of such event, the Corporation may in its sole discretion elect to defer the following until after the occurrence of such event: (1) issuing to the holder of any shares of Series C Preferred Stock surrendered for conversion the additional shares of Common Stock issuable upon such conversion over the shares of

        Common Stock issuable before giving effect to such adjustment; and (2) paying to such holder any amount in cash in lieu of a fractional share of Common Stock pursuant to Section 6(vii).

                             (j) For purposes hereof, an "adjustment in the Exchange Rate" means, and shall be implemented by, an adjustment of the nature and amount specified, effected in the manner specified, in each of the Upper Exchange Rate, the Middle Exchange Rate and the Lower Exchange Rate. If an adjustment is made to the Exchange Rate pursuant to this Section 6(iii), an adjustment shall also be made to the Current Market Price solely to determine which of clauses (a), (b) or (c) of the definition of Exchange Rate in Section 6(i) will apply on the Mandatory Conversion Date. Such adjustment shall be made by multiplying the Current Market Price by a fraction of which the numerator shall be the Exchange Rate immediately after such adjustment pursuant to Section 6(iii) and the denominator shall be the Exchange Rate immediately before such adjustment. All adjustments to the Exchange Rate and the Optional Conversion Rate shall be calculated to the nearest 1/10,000th of a share of Common Stock. No adjustment in the Exchange Rate or in the Optional Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent in the Lower Exchange Rate; provided, however, any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All adjustments to the Exchange Rate and the Optional Conversion Rate shall be made successively.

                             (k) Before taking any action that would cause an adjustment increasing the Exchange Rate or the Optional Conversion Rate such that the conversion price (for purposes of this Section 6(iii), an amount equal to the liquidation value per share of Series C Preferred Stock divided by the Optional Conversion Rate, respectively, as in effect from time to time) would be below the then par value of the Common Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at the Optional Conversion Rate as so adjusted.

                      (iv) Adjustment for Certain Consolidations or Mergers. In case of any consolidation or merger to which the Corporation is a party (other than a merger or consolidation in which the Corporation is the continuing corporation and in which the Common Stock outstanding immediately prior to the merger or consolidation remains unchanged), or in case of any sale or transfer to another corporation of the property of the Corporation as an entirety or substantially as an entirety, or in case of any statutory exchange of securities with another corporation (other than in connection with a merger or acquisition), proper provision shall be made so that each share of the Series C Preferred Stock shall, after consummation of such transaction, be subject to (a) conversion at the option of the holder into the kind and amount of securities, cash or other property receivable upon consummation of such transaction by a holder of the number of shares of Common Stock into which such share of the Series C Preferred Stock might have been converted immediately prior to consummation of such transaction, and (b) conversion on the Mandatory Conversion Date into the kind and amount of securities, cash or other property receivable upon consummation of such transaction by a holder of the number of shares of Common Stock into which such share of the Series C Preferred Stock would have been converted if the conversion on the Mandatory Conversion Date had occurred immediately prior to the date of consummation of such transaction, assuming in each case that such holder of Common Stock failed to exercise rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon consummation of such transaction (provided that if the kind or amount of securities, cash or other property receivable upon consummation of such transaction is not the same for each nonelecting share, then the kind and amount of securities, cash or other property receivable upon consummation of such transaction for each nonelecting share shall be deemed to be the kind and amount so receivable per share by a plurality of the nonelecting shares). The kind and amount of securities into which the shares of the Series C Preferred Stock shall be convertible after consummation of such transaction shall be subject to adjustment as described in Section 6(iii) following the date of consummation of such transaction. The Corporation may not become a party to any such transaction unless the terms thereof are consistent with the foregoing.

                      (v) Notice of Adjustments. Whenever the Exchange Rate and Optional Conversion Rate are adjusted as provided in Section 6(iii), the Corporation shall:

                             (a) Forthwith compute the adjusted Exchange Rate and Optional Conversion Rate and prepare a certificate signed by the Chief Financial Officer, any Vice President, the Treasurer and the Controller of the Corporation setting forth the adjusted Exchange Rate and Optional Conversion Rate, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based, which certificate shall be prima facie evidence of the correctness of the adjustment, and file such certificate forthwith with the Transfer Agent;

                             (b) Make a prompt public announcement stating that the Exchange Rate and Optional Conversion Rate have been adjusted and setting forth the adjusted Exchange Rate and Optional Conversion Rate; and

                             (c) Promptly mail a notice stating that the Exchange Rate and Optional Conversion Rate have been adjusted, the facts requiring such adjustment and upon which such adjustment is based and setting forth the adjusted Exchange Rate and Optional Conversion Rate, to the holders of record of the outstanding shares of the Series C Preferred Stock at or prior to the time the

        Corporation mails an interim statement to its stockholders covering the fiscal quarter period during which the facts requiring such adjustment occurred but in any event within 45 days of the end of such fiscal quarter period.

                      (vi) Notices of Proposed Actions. In case, at any time while any of the shares of Series C Preferred Stock are outstanding,

                             (a) the Corporation shall declare a dividend (or any other distribution) on the Common Stock (other than in cash out of profits or surplus and other than the Rights), or

                             (b) the Corporation shall authorize the issuance to all holders of the Common Stock of rights or warrants (other than the Rights) to subscribe for or purchase shares of the Common Stock or of any other subscription rights or warrants, or

                             (c) of any reclassification of the Common Stock (other than a subdivision or combination thereof) or of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required (except for a merger of the Corporation into one of its subsidiaries solely for the purpose of changing the corporate domicile of the Corporation to another state of the United States and in connection with which there is no substantive change in the rights or privileges of any securities of the Corporation other than changes resulting from differences in the corporate statutes of the then existing and the new state of domicile), or of the sale or transfer of all or substantially all of the assets of the Corporation, then the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of the shares of Series C Preferred Stock, and shall cause to be mailed to the holders of shares of Series C Preferred Stock at their last addresses as they shall appear on the stock register, as promptly as possible, but at least 10 days before the date hereinafter specified (or the earlier of the dates hereinafter specified, in the event that more than one date is specified), a notice stating (1) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (2) the date on which any such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property (including cash), if any, deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. The failure to give or receive the notice required by this Section 6(vi) or any defect therein shall not affect the legality or validity of any such dividend, distribution, right or warrant or other action.





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

                      (vii) No Fractional Shares. No fractional shares of Common Stock shall be issued upon the conversion of any shares of the Series C Preferred Stock. In lieu of any fraction of a share of Common Stock which would otherwise be issuable in respect of the aggregate number of shares of the Series C Preferred Stock surrendered by the same holder upon Automatic Conversion or Optional Conversion, such holder shall have the right to receive an amount in cash (computed to the nearest cent) equal to the same fraction of (a) in the case of Automatic Conversion, the Current Market Price or (b) in the case of an Optional Conversion by a holder, the Closing Price of the Common Stock determined as of the second Trading Day immediately preceding the effective date of conversion. If more than one share of Series C Preferred Stock shall be surrendered for conversion at one time by or for the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series C Preferred Stock so surrendered.

                      (viii) Treasury Shares. For the purposes of this Section 6, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

                      (ix) Other Action. If the Corporation shall take any action affecting the Common Stock, other than action described in this
        Section 6, that in the opinion of the Board of Directors would materially adversely affect the conversion rights of the holders of the shares of Series C Preferred Stock, the Exchange Rate and/or the Optional Conversion Rate for the Series C Preferred Stock may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors may determine to be equitable in the circumstances.

                      (x) Conversion. The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock for the purpose of effecting conversion of the Series C Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series C Preferred Stock not theretofore converted. For purposes of this Section 6(x), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series C Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

               The Corporation covenants that any shares of Common Stock issued upon conversion of the Series C Preferred Stock shall be validly issued, fully paid and non-assessable.

               The Corporation shall endeavor to list the shares of Common Stock required to be delivered upon conversion of the Series C Preferred Stock, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of such delivery.

               Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Series C Preferred Stock, the Corporation shall endeavor to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

                      (xi) Taxes. The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities or property on conversion of the Series C Preferred Stock pursuant thereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or other securities or property in a name other than that of the holder of the Series C Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

               7. Redemption. The Series C Preferred Stock is not redeemable.

               8. Outstanding Shares. For purposes of this Certificate of Designations, all shares of Series C Preferred Stock shall be deemed outstanding, except from the date of registration of transfer, all shares of Series C Preferred Stock held of record by the Corporation or any subsidiary of the Corporation.

               9. Preemptive Rights. The Series C Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

               10. Severability of Provisions. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

               11. Fractional Shares. Series C Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of holders of Series C Preferred Stock.

               12. Reversion to Corporation. Subject to applicable escheat laws, any monies set aside by the Corporation in respect of any payment with respect to shares of the Series C Preferred Stock, or dividends thereon, and unclaimed at the end of two years from the date upon which such payment is due and payable shall revert to the general funds of the Corporation, after which reversion the holders of such shares shall look only to the general funds of the Company for the payment thereof. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time.

               13. Definitions. For purposes of the Series C Preferred Stock, the following terms shall have the meanings indicated:

               "business day" means any day other than a Saturday or Sunday or any other day on which banks in The City of New York are authorized or required by law or executive order to close.

               "Closing Price" of a share of Common Stock on any date of determination means the closing sale price (or, if no closing sale price is reported, the last reported sale price) of such share on the New York Stock Exchange (the "NYSE") on such date or, if the Common Stock is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is so listed, or if it is not so listed on a United States national or regional securities exchange, as reported by The Nasdaq Stock Market, or, if it is not so reported, the last quoted bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of a share of Common Stock on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Corporation.

               "Current Market Price" per share of the Common Stock means the average Closing Price per share of the Common Stock of the Company on the 20 Trading Days immediately prior to, but not including, the Mandatory Conversion Date or, for purposes of Section 6(iii)(f), the Expiration Time.

               "Fair Market Value" on any day means the average of the daily Closing Prices of a share of Common Stock of the Company on the five (5) consecutive Trading Days selected by the Corporation commencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question or the day before the "ex" date with respect to the issuance or distribution requiring such computation. The term "ex date," when used with respect to any issuance or distribution, means the first day on which the Common Stock trades regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, used to determine that day's Closing Price.

               "Initial Price" means $31.00 per share of Common Stock.

               "Rights" means the rights of the Corporation which are issuable under the Corporation's Rights Agreement, dated January 31, 1996, and as amended from time to time, or rights to purchase any capital stock of the Corporation under any successor stockholder rights plan or agreement adopted in replacement of the Corporation's Rights Agreement.

               "Trading Day" means a day on which the Common Stock (a) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and
        (b) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of such security.

               "Transfer Agent" means Norwest Bank Minnesota, National Association and any of its successors and assigns, or such other agent or agents of the Corporation as may be designated by the Board of Directors as the transfer agent for the Series C Preferred Stock.


        FIFTH. The minimum amount of capital with which the Corporation will commence business is One thousand Dollars ($1,000.00).

        SIXTH. The names and places of residence of the original incorporators were as follows:

                      NAMES                        RESIDENCES

                      H. K. Webb                   Wilmington, Delaware

                      H. C. Broadt                 Wilmington, Delaware

                      A. D. Atwell                 Townsend, Delaware

        SEVENTH.  The Corporation is to have perpetual existence.

        EIGHTH. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

        NINTH. The number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the directors then in office.

        At each annual meeting of shareholders commencing in 1986, the terms of office for which candidates are nominated and elected shall be divided so that as nearly as numerically possible the terms of office of one-third of the total number of directors elected and serving upon completion of such election will expire at the annual meeting of shareholders next following the date of such election, and one-third each at each of the two next ensuing annual meetings of shareholders.

        A majority of the directors then in office, in their sole discretion and whether or not constituting less than a quorum, may elect a replacement director to serve during the unexpired term of any director previously elected whose office is vacant as a result of death, resignation, retirement, disqualification, removal or otherwise, and may elect directors to fill any newly created directorships created by the Board. At any election of directors by the Board of Directors to fill any vacancy caused by an increase in the number of directors, the terms of office for which candidates are nominated and elected shall be divided as set forth in the immediately preceding paragraph.

        Each director shall be elected and serve until his successor shall have been duly elected and qualified unless he shall have resigned, become disqualified, deceased or disabled, or shall otherwise have been removed from office.

        In furtherance and not in limitations of the powers conferred by statute, the Board of Directors is expressly authorized:

        To make, alter or repeal the by-laws of the Corporation.

        To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

        To set apart out of any of the funds of the Corporation available for dividends, a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

        By resolution passed by a majority of the whole Board, to designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in the resolution or in the by-laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

        When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called for that purpose, to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interest of the Corporation.

        Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of four-fifths of all classes of stock of the Corporation entitled to vote in the election of directors, considered as one class, shall be required to alter, amend, or adopt any provision inconsistent with or repeal this Article NINTH.

        In the absence of fraud no contract or other transaction between this Corporation and any other corporation shall be affected by the fact that any director of this Corporation is interested in, or is a director or officer of, such other corporation, and any director, individually or jointly, may be a party to, or may be interested in, any contract or transaction of this Corporation or in which this Corporation is interested; and no contract, or other transaction of this Corporation with any person, firm, or corporation, shall be affected by the fact that any director of this Corporation is a party to, or is interested in, such contract, act, or transaction, or in any way connected with such person, firm, or corporation, and every person who may become a director of this Corporation is hereby relieved from any liability that might otherwise exist from contracting with the Corporation for the benefit of himself or any firm, association, or corporation in which he may be in any way interested.

        TENTH. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

        ELEVENTH. Meetings of stockholders may be held outside the state of Delaware, if the by-laws so provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the state of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation. Election of directors need not be by ballot unless the by-laws of the Corporation shall so provide.

        TWELFTH. A. Except as set forth in this article, the affirmative vote or consent of the holders of four-fifths of all classes of stock of the Corporation entitled to vote in elections of directors, considered for the purposes of this article as one class, shall be required (a) for the adoption of any agreement for the merger or consolidation of the Corporation with or into any other corporation, or (b) to authorize any sale or lease of all or any substantial part of the assets of the Corporation to, or any sale or lease to the Corporation or any subsidiary thereof in exchange for securities of the Corporation of any assets (except assets having an aggregate fair market value of less than $5,000,000) of, any other corporation, person or other entity if, in either case, as of the record date for the determination of stockholders entitled to vote thereon or consent thereto, such other corporation, person or entity is the beneficial owner, directly or indirectly, of more than 5% of the outstanding shares of stock of the Corporation entitled to vote in elections of directors considered for the purposes of this article as one class. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the stock of the Corporation otherwise required by law or any agreement between the Corporation and any national securities exchange.

        B. For the purpose of this article, (a) any corporation, person or other entity shall be deemed to be the beneficial owner of any shares of stock of the Corporation (i) which it has the right to acquire pursuant to any agreement or upon exercise of conversion rights, warrants or options or otherwise, or (ii) which are beneficially owned directly or indirectly (including shares deemed owned through application of clause (i) above), by any other corporation, person or entity with which it or its "affiliate" or "associate" (as defined below) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of stock of the Corporation or which is its "affiliate" or "associate" as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect at the date of adoption of this article by the shareholders of the Corporation, and (b) the outstanding shares of any class of stock of the Corporation shall include shares deemed owned through application of clauses (i) and (ii) above but shall not include any other shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options or otherwise.

        C. The Board of Directors shall have the power and duty to determine for the purposes of this article, on the basis of information known to the Corporation, whether (a) such other corporation, person or entity beneficially owns more than 5% of the outstanding shares of stock of the Corporation entitled to vote in elections of directors, (b) a corporation, person or entity is an "affiliate" or "associate" (as defined above) of another, (c) the assets being acquired by the Corporation or any subsidiary thereof have the aggregate fair market value of less than $5,000,000, and (d) the memorandum of understanding referred to below is substantially consistent with the transaction covered thereby. Any such determination shall be conclusive and binding for all purposes of this article.

        D. The provisions of this article shall not be applicable to (a) any merger or consolidation of the Corporation with or into any other corporation, or any sale or lease of all or any substantial part of the assets of the Corporation or any subsidiary thereof in exchange for securities of the Corporation or of any assets of, any corporation, if the Board of Directors of the Corporation shall by resolution have approved a memorandum of understanding with such other corporation with respect to and substantially consistent with such transaction prior to the time that such other corporation shall have become a holder of more than 5% of the outstanding shares of stock of the Corporation entitled to vote in elections of directors; (b) any merger or consolidation of the Corporation with, or any sale or lease to the Corporation or any subsidiary thereof of any of the assets of, any corporation of which a majority of the outstanding shares of all classes of stock entitled to vote in elections of the directors is owned of record or beneficially by the Corporation and its subsidiaries.

        E. No amendment to the Certificate of Incorporation of the Corporation shall amend, alter, change or repeal any of the provisions of this article, unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote or consent of the holders of four-fifths of all classes of stock of the Corporation entitled to vote in elections of directors, considered for the purposes of this article as one class.

        THIRTEENTH. The Corporation reserves the right, except as herein provided, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

        FOURTEENTH. A. Any resolution adopted by the Board of Directors in connection with a Second Tier Transaction shall include provisions assuring that each holder of Common Stock (other than a Related Person) shall have the right (which right may be an alternative to other options offered to such holder) to receive not less than the highest price paid by, and to receive terms not less favorable than the most favorable terms granted by, any Related Person in connection with the acquisition of Common Stock pursuant to a Tender Offer.

        B. The term "Related Person" means any corporation, person or other entity that has Beneficial Ownership, directly or indirectly, of more than 5% of the outstanding Voting Stock. In determining the outstanding Voting Stock, there shall be included Voting Stock as to which a Related Person has Beneficial Ownership, but there shall not be included any other Voting Stock which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options or otherwise. The Board of Directors shall have the power and duty to determine for the purposes of this article, on the basis of information known to the Corporation, whether (a) such other corporation, person or entity has Beneficial Ownership of more than 5% of the outstanding Voting Stock, or (b) a corporation, person or entity is an "affiliate" or "associate" (as defined below) of another for purposes of determining Beneficial Ownership. Any such determination shall be conclusive and binding for all purposes of this article.

        The term "Beneficial Ownership" shall include without limitation: (i) all Voting Stock directly or indirectly owned by a person or entity, by an "affiliate" or "associate" of a person or entity, (as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect at the date of adoption of this article);
(ii) all Voting Stock which such person or entity, affiliate or associate has the right to acquire (a) through the exercise of any option, warrant or right (whether or not currently exercisable), (b) through the conversion of a security, (c) pursuant to the power to revoke a trust, discretionary account, or similar arrangement; and (iii) all Voting Stock as to which such person or entity, affiliate or associate, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise (including without limitation any written or unwritten agreement to act in concert) has or shares voting power (which includes the power to vote or to direct the voting of such Voting Stock) or investment power (which includes the power to dispose or to direct the disposition of such Voting Stock) or both.

        The term "Second Tier Transaction" means, at such time that there is a Related Person which has acquired Voting Stock by means of a Tender Offer, (a) the adoption, or submission to the shareholders of the Corporation for approval, or any agreement or plan for the merger, consolidation or reorganization of the Corporation with or into any other corporation or entity, or (b) the authorization of any sale or lease of all or substantially all of the assets of the Corporation or (c) the issuance or sale by the Corporation of any equity security (as that term is defined in the Securities Exchange Act of 1934, as amended) to a Related Person or any affiliate or associate of a Related Person under circumstances that holders of Voting Stock do not have the opportunity to purchase such equity on a pro rata basis.

        The term "Tender Offer" means any tender offer for, or request or invitation for tenders of, Voting Stock, within the meaning of Section 14(d)(1) of the Securities Exchange Act of 1934, as amended, and any purchase or series of purchases of Voting Stock at or above then prevailing market prices for such Voting Stock pursuant to which more than 5% of the outstanding Voting Stock is acquired in any two-year period.

        The term "Voting Stock" means securities of the Corporation entitled under ordinary circumstances to vote in elections of directors, considered for the purposes of this article as one class.

        C. No amendment to the Certificate of Incorporation shall amend, alter, change or repeal any of the provisions of this article, unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote or consent of the holders of four-fifths of the Voting Stock and shall receive the affirmative vote or consent of a majority of all Voting Stock other than Voting Stock of which a Related Person has Beneficial Ownership.

        FIFTEENTH. A. Subject to Paragraph B below, the Corporation shall not acquire, directly or indirectly, any Voting Stock, by purchase, exchange or otherwise from any Related Person.

        B. This article shall not be applicable to any acquisition of Voting Stock (1) pursuant to a Tender Offer made to all holders of any class of Voting Stock on the same price, terms and conditions and, if for less than all of the Voting Stock, subject to pro rata acceptance (except as to holders of fewer than 100 shares), (2) in compliance with Rule 10b-18 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect at the date of adoption of this article, or (3) for a total consideration per share, including payment for legal fees, investment banking fees, brokerage fees and related costs and expenses of the holder in acquiring such Voting Stock, not in excess of the Market Value Per Share.

        C. The term "Related Person" means any corporation, person or entity that has Beneficial Ownership, directly or indirectly, of more than 5% of the outstanding Voting Stock. In determining the outstanding Voting Stock of the Corporation, there shall be included Voting Stock as to which a Related Person has Beneficial Ownership, but there shall not be included any other Voting Stock which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options or otherwise. The Board of Directors shall have the power and duty to determine for the purposes of this article, on the basis of information known to the Corporation, whether (a) such other corporation, person or entity has Beneficial Ownership of more than 5% of the outstanding Voting Stock, or (b) a corporation, person or entity is an "affiliate" or "associate" (as defined below) of another for purposes of determining Beneficial Ownership. Any such determination shall be conclusive and binding for all purposes of this article.

        The term "Beneficial Ownership" shall include without limitation: (i) all Voting Stock directly or indirectly owned by a person or entity, by an "affiliate" or "associate" of a person or entity, (as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act, as amended, as in effect at the date of adoption of this article); (ii) all Voting Stock which such person or entity, affiliate or associate has the right to acquire (a) through the exercise of any option, warrant or right (whether or not currently exercisable), (b) through the conversion of a security, (c) pursuant to the power to revoke a trust, discretionary account, or similar arrangement; and (iii) all Voting Stock as to which such person or entity, affiliate or associate, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise (including without limitation any written or unwritten agreement to act in concert) has or shares voting power (which includes the power to vote or to direct the voting of such Voting Stock) or investment power (which includes the power to dispose or to direct the disposition of such Voting Stock) or both.

        The term "Market Value Per Share" means for the 30-day period immediately preceding the date on which Voting Stock is acquired (i) the average closing price on the Composite Tape for New York Stock Exchange Issues, (ii) if the Voting Stock is not quoted on the Composite Tape or is not listed on such Exchange, the average closing price on the principal United States securities exchange registered under the Securities Exchange Act of 1934, on which such stock is listed, (iii) if such stock is not listed on any such exchange, the average closing bid quotation on the National Association of Securities Dealers, Inc., Automated Quotations System or any comparable system then in use, or (iv) if no such quotations are available, the fair market value as determined by the Board of Directors in its discretion.

        The term "Voting Stock" means securities of the Corporation entitled under ordinary circumstances to vote in elections of directors, considered for the purposes of this article as one class.




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

        SIXTEENTH. Except as otherwise expressly provided in this Certificate of Incorporation, any action required or permitted to be taken by the shareholders of the Corporation must be effected at a duly called annual or special meeting of the shareholders and may not be effected by any consent in writing by shareholders, and the affirmative vote of the holders of four-fifths of all classes of stock of the Corporation entitled to vote in elections of directors, considered as one class, shall be required to alter, amend, or adopt any provision inconsistent with, or to repeal, this Article SIXTEENTH.

        SEVENTEENTH. No director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect to which such director shall be liable under Section 174 of Title 8 of the Delaware Code (relating to the Delaware General Corporation Law) or any amendment thereto or successor provision thereto or shall be liable by reason that, in addition to any and all other requirements for such liability, he (i) shall have breached his duty of loyalty to the Corporation or its stockholders, (ii) shall not have acted in good faith, or in failing to act, shall not have acted in good faith, (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law or (iv) shall have derived an improper personal benefit. Neither the amendment nor repeal of this Article SEVENTEENTH, nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article SEVENTEENTH, shall eliminate or reduce the effect of this Article SEVENTEENTH, in respect to any matter occurring, or any cause of action, suit or claim that, but for this Article SEVENTEENTH would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

        4. This Restated Certificate of Incorporation was duly adopted by the Board of Directors in accordance with Section 245 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, said Apache Corporation has caused this Restated Certificate of Incorporation to be signed by Z. S. Kobiashvili, its Vice President, and attested by Cheri L. Peper, its Corporate Secretary, this 16th day of December, 1999.



                                            APACHE CORPORATION


                                     By:    /s/ Z. S. Kobiashvili
                                            ------------------------------------
                                            Z. S. Kobiashvili, Vice President

ATTEST:


By:     /s/ Cheri L. Peper
        -------------------------------
        Cheri L. Peper
        Corporate Secretary



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